EXHIBIT 21.1

Parent

Andrx Corporation, a Delaware Corporation, incorporated 3/23/2000

Subsidiaries

Andrx Corporation, a Florida Corporation incorporated 8/28/92*
Andrx Pharmaceuticals, Inc. - a Florida Corporation, incorporated 11/21/94*
Andrx Pharmaceuticals Sales, Inc. - a Florida Corporation, incorporated 9/7/99#
Andrx Pharmaceuticals (NJ), Inc. - a Florida Corporation, incorporated 11/15/99#
Andrx Pharmaceuticals LLC - a Virginia Limited Liability Company organized 2/11/00#
Andrx Pharmaceuticals Equipment #1 L.C. - a Florida Limited Liability Company, organized 2/25/99#
Andrx Financial Corp. - a Nevada Corporation, incorporated 11/24/99*
Andrx Foreign Sales Corp. - a BVI corporation, incorporated 9/8/99*
Anina, Inc. - a Florida Corporation, incorporated 5/16/00*
Anina Pharmaceuticals, Inc. - a Florida Corporation, incorporated 5/16/00*
Aspire Pharmaceuticals, Inc. - a Florida Corporation, incorporated 8/22/00*
Aspire Pharmaceuticals Equipment #1 LLC - a Florida Limited Liability Company, organized 11/28/00*
Aura Laboratories, Inc. - a Florida Corporation, incorporated 2/20/97*
Aura Pharmaceuticals, Inc. - a Florida Corporation, incorporated 9/7/99#
Anda, Inc. - a Florida Corporation, incorporated 9/17/92*
Anda Consumer Products, Inc. - a Florida Corporation, incorporated 6/20/00*
Anda Generics (Nevada), Inc. - a Nevada Corporation, incorporated 12/30/96#
Anda Sales, Inc. - a Florida Corporation, incorporated 9/7/99#
Caran Pharmaceuticals, Inc. - a Nevada Corporation, incorporated 5/8/00#
CTEX Pharmaceuticals, Inc. - a Mississippi Corporation, incorporated 11/1/95*
Cybear Inc. - a Delaware Corporation, incorporated 2/5/97*
Cybearclub L.C. - a Florida Limited Liability Company, organized 8/25/99#
Mediconsult Acquisition Corp. - a Delaware Corporation, incorporated 1/5/01*
SR Six, Inc. - a Florida Corporation, incorporated 7/7/94#
Telegraph Consulting Corp. - a Florida Corporation, incorporated 8/13/99#
Valmed Pharmaceutical, Inc. - a New York Corporation, incorporated 2/11/00*

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*Directly owned 100% by Andrx
#Indirectly owned 100% through another Andrx subsidiary